Exhibit 99.1

PharmaCyte Biotech, Inc. Announces Reverse Stock Split

PharmaCyte’s common stock is expected to begin trading on a post-split adjusted basis on November 13, 2026

LAS VEGAS--(BUSINESS WIRE)—November 11, 2026—PharmaCyte Biotech, Inc. (Nasdaq:PMCB) (“PharmaCyte” or the “Company”), today announced that the board of directors of the Company approved a 1-for-19 reverse stock split (the “Reverse Split”) of the Company’s common stock. The Reverse Split was approved by the stockholders at the Company’s annual meeting of the stockholders held on March 30, 2026. The Reverse Split will legally take effect at 4:01 p.m. Eastern Time, on November 12, 2026. The Company’s common stock will open for trading under a new CUSIP number 71715X 302 on The Nasdaq Capital Market on November 13, 2026, on a split-adjusted basis under the current ticker symbol “PMCB.” The Reverse Split is intended to increase the per share trading price of the Company’s common stock to enable the Company to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

The 1-for-19 Reverse Split will automatically convert every nineteen (19) current shares of the Company’s common stock into one (1) share of common stock. No fractional shares will be issued in connection with the Reverse Split. Stockholders who would otherwise hold a fractional share of the Company’s common stock following the Reverse Split will receive a cash payment in lieu thereof equal to the fractional share to which the stockholder would otherwise be entitled multiplied by the closing sales price of a share of the Company’s common stock on The Nasdaq Capital Market, on November 12, 2026 (the last trading day prior to the commencement of split-adjusted trading), as adjusted for the Reverse Split

The Reverse Split will reduce the number of shares of outstanding common stock from approximately 10,755,649 shares, the number of shares outstanding as of November 11, 2026, to approximately 566,087 shares. The total authorized number of shares will not be reduced. Proportional adjustments will also be made to the exercise and conversion prices of the Company’s outstanding stock options, warrants and convertible securities, and to the number of shares issued and issuable under the Company’s stock incentive plans.

Stockholders holding their shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, or other nominee will have their positions automatically adjusted to reflect the Reverse Split, subject to brokers’ particular processes, and will not be required to take any action in connection with the Reverse Split. For those stockholders holding physical stock certificates, the Company’s transfer agent, Equiniti Trust Company, LLC, will send instructions for exchanging those certificates for shares held electronically in book-entry form or for new certificates, in either case representing the post-split number of shares, and any payments in cash in lieu of fractional shares, if applicable.

Forward Looking Statements

Any statements in this press release about our future expectations, plans and prospects, including statements regarding our strategy, future operations, prospects, plans and objectives, the timing and effectiveness of the Reverse Split, the Company’s ability to regain compliance with the Nasdaq minimum bid price and other listing requirements and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including statements regarding the Company’s current objectives. These statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Additional information regarding these and other risks and uncertainties is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Investor Contact:

CORE IR

ir@pharmacyte.com

Media Contact:

Jules Abraham

CORE IR

Telephone: 917.885.7378

Email: julesa@coreir.com